UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	FENC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on August 1, 2022, Fennec Pharmaceuticals Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Petrichor Opportunities Fund I LP (“POF”) pursuant to which the Company previously issued POF and Petrichor Opportunities Fund I Intermediate LP (together with POF, collectively, “Petrichor”) $30 million of senior secured floating rate convertible notes (the “Notes”). As further previously disclosed, on December 18, 2024, the Company repurchased and redeemed Notes in an aggregate principal amount of $13,000,000 (consisting of approximately $11.8 million of original principal balance and approximately $1.2 million in PIK interest).

On November 13, 2025, the Company entered into a Waiver and Redemption Agreement with Petrichor (the “Redemption Agreement”), pursuant to which the Company agreed to repurchase and redeem the remaining outstanding Notes (the “Remaining Notes”) from Petrichor in full on or before November 19, 2025 for a redemption price equal to: (a) 110% of the aggregate outstanding principal amount (inclusive of accrued PIK interest) of the Remaining Notes, plus (b) the aggregate amount of accrued and unpaid interest under the Remaining Notes.

In accordance with the Redemption Agreement, on November 17, 2025, the Company repurchased and redeemed the Remaining Notes from Petrichor in full for an aggregate redemption price of $21,729,455.30 (consisting of: $19,476,655.48 in outstanding principal (inclusive of accrued PIK interest), $305,134.27 in accrued interest, and a $1,947,665.55 redemption fee). As a result of the foregoing repurchase and redemption, all of the Company’s payment obligations under the Notes have been satisfied in full.

The foregoing description of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the Redemption Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On November 19, 2025, the Company issued a news release announcing the repurchase and redemption in full of the Remaining Notes as described under Item 1.01 of this Current Report on Form 8-K. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 8.01, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Waiver and Redemption Agreement, dated as of November 13, 2025, by and among Fennec Pharmaceuticals Inc., Petrichor Opportunities Fund I LP, and Petrichor Opportunities Fund I Intermediate LP
Exhibit 99.1	Press Release dated November 19, 2025
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date: November 19, 2025	By:	/s/ Jeff Hackman
Jeff Hackman Chief Executive Officer